Exhibit 99.1

CT-0508 Monotherapy

Clinical Activity Observed in HER2 3+ Patients

Correlation of target expression and clinical activity supports mechanism of action

Change in tumor ctDNA at week 4 based on HER2 status:



% change in ctDNA[1]
250%
200%
150%
100%
50%
0%
−50%
−100%
586%
334%
*
HER2 status:
HER2 2+
HER2 3+

** BOR of SD per RECIST v1.1*

Correlation between HER2 status and Best Overall Response



PD: n=5
SD: n=4
PD: n=5
HER2 2+
HER2 3+

KEY TAKEAWAYS

- Best Overall Response of Stable Disease was seen in HER2 3+ (n=4/9, 44% SD)
- All pts with HER2 2+ tumors had PD

Clinical activity as measured by imaging or ctDNA correlates with HER2 expression carisma THERAPEUTICS

ctDNA: Circulating Tumor DNA; PFS: Progression-Free Survival; Signatera assay used for CtDNA; [1] From day 8 to week 4

1

CT-0508 Monotherapy

ctDNA Reduction Observed in 75% of HER2 3+ Patients

ctDNA reductions are clear evidence of clinical activity

ctDNA in 8 evaluable HER2 3+ pts


86% decrease at week 4
1.8E+09 Cells
82% decrease at week 4
3.0E+09 Cells
80% decrease at week 4
8.9E+08 Cells
93% decrease at week 4
1.3E+09 Cells
9.3E+08 Cells
37% decrease at week 4
33% decrease at week 4
2.6E+09 Cells
2.1E+09 Cells
1.6E+09 Cells
ctDNA (molecules/mL)
Days post infusion

KEY TAKEAWAYS

- **75% (6/8) of HER2 3+ patients** exhibited a decrease in ctDNA, indicating direct tumor killing activity
- **Up to 93% decrease in ctDNA levels**
- **Decreases were observed in multiple tumor** types
- **Peak response occurred ~4 weeks** post CT-0508 infusion, suggesting potential timing for redosing
- **Consistent with clinical assessments,** no decreases in ctDNA were observed in HER2 2+ patients carisma THERAPEUTICS

ctDNA: Circulating Tumor DNA; ctDNA is a biomarker of tumor burden; dotted grey line is infusion of CT-0508

2

Operating Plan and Corporate Milestones

Capital efficient R&D program designed to reach significant value inflection points

THERAPEUTIC AREA	PRODUCT CANDIDATE	PLATFORM	RECENT AND ANTICIPATED MILESTONES		
***Ex Vivo* Oncology**					
HER2+ solid tumors	CT-0525	CAR-Monocyte *(1st Gen CAR)*	**4Q'23**	IND cleared	✓
			2Q'24	Treat first patient	✓
			4Q'24	Report initial data from Phase 1 study	☐
	CT-0508*	CAR-Macrophage *(1st Gen CAR)*	**3Q'24**	Report data from Phase 1 combination sub-study	☐
***In Vivo* Oncology**					
GPC3+ solid tumors	TBD	CAR-Macrophage + mRNA/LNP	**4Q'23**	Nominate first *in vivo* CAR-M lead candidate	✓
			2Q'24	Development Candidate nominated	✓
			TBD	IND submission	☐
Oncology	4 Additional Targets[2]	CAR-Macrophage + mRNA/LNP	**4Q'23**	Report proof of concept data for *in vivo* CAR-M (SITC 2023)	✓
Fibrosis and Immunology					
Liver Fibrosis	TBD	Engineered macrophage	**2Q'24**	Report preclinical proof of concept data (ASGCT 2024)	✓
			1Q'25	Nominate Development Candidate	☐

carisma THERAPEUTICS

* In late March 2024, Carisma made the decision to cease further development of CT-0508, including monotherapy and in combination with pembrolizumab
1. Target undisclosed; 2. Moderna collaboration has identified 5 total oncology targets, with the option to identify an additional 7 oncology targets

3